Exhibit 99.1

FOR IMMEDIATE RELEASE

SmartBank Continues Alabama Expansion – Announces Plans for Montgomery, Dothan and Birmingham

KNOXVILLE, TN – September 8, 2021 – SmartBank, a subsidiary of SmartFinancial, Inc. ("SmartFinancial” or the "Company"; NASDAQ: SMBK), announces the hiring of several banker teams in the state of Alabama, continuing to capitalize on unique opportunities to expand into key MSAs.  Following the recent announcement of its expansion into Auburn and Mobile (Gulf Coast), SmartBank has hired several long-tenured, experienced bankers to lead expansion efforts in Montgomery, Dothan and Birmingham, Alabama.

Donna Cooper, former BBVA Government Relationship Manager, will lead SmartBank Montgomery as Market President.  Cooper has 40 years’ experience in the Montgomery market and will lead a team of seven associates, consisting of commercial and private bankers along with their support teams.

Montgomery, the state capital, is Alabama’s hub for government related banking and is strategically located at the intersection of I-65 and I-85 making it a rapidly expanding economic region. In 2020, 26 new and expanding industrial projects announced capital investment and job growth in Montgomery. This pro-business approach has led to the Montgomery Chamber being named a top 20 economic development organization for the second year in a row.

Jeff Williams, former BBVA Dothan Market President, will lead SmartBank Dothan, as the bank’s Regional President for Southern Alabama.  Williams has 29 years’ experience in the Southern Alabama region and will initially be joined by a senior commercial banker, a private banker and their support team.

Dothan, ranked in the Milken Institute’s report on top-performing cities in 2021, serves as a regional hub for retail and medical services and continues to see major investment by a diverse spectrum of manufacturers.  Dothan is also located on “South Alabama’s Aviation Business Corridor” close to Fort Rucker, which has a $1.97 billion economic impact on the Wiregrass region.

“We are extremely excited to enter both Montgomery, the state’s capital, as well as Dothan, one of Alabama’s strongest MSAs,” said Billy Carroll, SmartBank’s President & CEO. “This, coupled with our existing Alabama markets and recent announcements in Auburn and Mobile, provides us the density needed to now bank the state.”

In addition, SmartBank also plans to expand into Birmingham with the hiring of long-time Alabama banker Lee Smith.  Smith, former BBVA Executive Vice President and East Region CEO, joins SmartBank as Alabama Chairman, where he will lead the future expansion into Birmingham and provide SmartBank an outstanding catalyst throughout the entire state with long-tenured, experienced bankers to accelerate growth throughout the Alabama market.

“Lee is one of the most respected bankers in the state of Alabama.  Adding him to our team will not only assist in Alabama expansions but bring tremendous experience to our bank as we look to grow our market share in the Southeast,” said Carroll. “SmartBank’s strategy is to recruit great bankers in great markets.  As consolidation continues to change the banking landscape, the bank’s ability to attract experienced bankers has been one of our keys to successful growth.  The ability to add this level of talent in such a short period of time is a once in a decade opportunity.”

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank.  Founded in 2007, SmartBank is a full-service commercial bank, with branches across Tennessee, Alabama, the Florida Panhandle, and Virginia. Recruiting the best people, delivering exceptional client service, strategic branching and acquisitions, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements are not historical in nature and can generally be identified by such words as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively; (2) claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters; (3) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (4) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (5) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (6) risks related to the our recently-completed acquisition of Sevier County Bancshares, Inc. (“SCB”); (7) the risk that the anticipated benefits from the proposed acquisition of SCB may not be realized in the time frame anticipated; (8) changes in management’s plans for the future; (9) prevailing, or changes in, economic or political conditions, particularly in our market areas; (10) credit risk associated with our lending activities; (11) changes in interest rates, loan demand, real estate values, or competition; (12) changes in accounting principles, policies, or guidelines; (13) changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to COVID-19; (14) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic; (15) the impact of the COVID-19 pandemic on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (16) potential increases in the provision for loan losses resulting from the COVID-19 pandemic; and (17) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

Investor Contacts

William Y. (“Billy”) Carroll, Jr. Ron Gorczynski

President & Chief Executive OfficerExecutive Vice President & Chief Financial Officer

SmartFinancial, Inc.SmartFinancial, Inc.

Email: billy.carroll@smartbank.comEmail: ron.gorczynski@smartbank.com

Phone: 865.868.0613Phone: 865.437.5724

Media Contact

Kelley Fowler

Senior Vice President, Public Relations/Marketing

SmartFinancial, Inc.

Email: kelley.fowler@smartbank.com

Phone: 865.868.0611